SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2006

DAVE & BUSTER’S, INC.
(Exact name of registrant as specified in its charter)

Missouri	333-136040	43-1532756
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification Number)

2481 Manana Drive
Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code:    (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 8.01               Other Events.

On August 8, 2006, we issued a press release announcing the request made to our bank lenders to change certain covenants under our bank credit agreement.  A copy of the press release is filed as Exhibit 99.1 to this report.

On August 11, 2006, we commenced an exchange offer to the holders of our 11 ¼% Senior Notes due 2014 to exchange their existing notes sold in March 2006 pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended, for an equal amount of newly issued 11 ¼% Notes due 2014, which have been registered under the Securities Act of 1933.  The exchange offer will expire on September 15, 2006, unless extended.  We will accept for exchange any and all original notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date.  Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.  The terms of the exchange offer and other information relating to Dave & Buster’s are set forth in the prospectus dated August 7, 2006.  A copy of our press release regarding the exchange offer is filed as Exhibit 99.2 to this report.

Item 9.01.              Financial Statements and Exhibits.

(d)                                 Exhibits.  The following are filed as exhibits to this report.

99.1                                                                           Press release dated August 8, 2006.

99.2                                                                           Press release dated August 11, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S, INC.

Date: August 11, 2006	By:	/s/ Stephen M. King
Stephen M. King
Senior Vice President and Chief Financial Officer